UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 5, 2010 (July 30, 2010)

  COLONY RESORTS LVH ACQUISITIONS, LLC

(Exact name of registrant as specified in its charter)

Nevada	000-50635	41-2120123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          3000 Paradise Road Las Vegas, Nevada                                          89109

      (Address of principal executive offices)                                              Zip Code

Registrant's telephone number, including area code: (702) 732-5919

                                                                              N/A

(Former name or former address, if changed since last report.)

Item 1.01        Entry into a Material Definitive Agreement

            On July 30, 2010, the Company entered into an amendment to its Term Loan pursuant to which the maturity date of the facility is extended from June 1, 2011 to December 31, 2012 and the principal amount of the facility was increased from $230 million to $252 million.  The Company also made an interest payment of $3.13 million and will pay fees totaling $1.15 million.  Interest on the Term Loan will accrue at LIBOR plus 4.0% through June 30, 2011, LIBOR plus 4.5% from July 1, 2011 through December 31, 2011, LIBOR plus 5.0% from January 1, 2012 through June 30, 2012 and at LIBOR plus 5.5% from July 1, 2012 through maturity.  The LIBOR rate floor will remain at 1.5%.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

            On July 30, 2010 the Company entered into an amendment to its Term Loan as further described above in Item 1.01 of this Current Report on Form 8-K.

Item 9.01        Financial Statements and Exhibits

10.33   Second Amendment to Loan Agreement and Omnibus Loan Modification Agreement, dated July 30, 2010, by and between the Company and Goldman Sachs Mortgage Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                        COLONY RESORTS LVH ACQUISITIONS, LLC

Dated:  August 5, 2010                                  _____________________________

                                                                        Robert E. Schaffhauser

                                                                        Executive Vice President-Finance